Exhibit 99.1
Investor Relations Contact:
Michael Picariello
CommVault
732-728-5380
ir@commvault.com
CommVault Announces Fourth Quarter and Fiscal 2010 Financial Results
CommVault Reports Record Quarterly Revenues of $73.4 million
Fourth Quarter and Fiscal 2010 Highlights Include:

	Fourth Quarter	Fiscal 2010
GAAP Results:
Revenues	$73.4 million	$271.0 million
Income from Operations (EBIT)	$10.1 million	$31.8 million
EBIT Margin	13.8%	11.8%
Diluted Earnings Per Share	$0.13	$0.41

Non-GAAP Results:
Income from Operations (EBIT)	$13.9 million	$47.3 million
EBIT Margin	18.9%	17.4%
Diluted Earnings Per Share	$0.21	$0.72
OCEANPORT, N.J. — May 11, 2010 — CommVault [NASDAQ: CVLT] today announced its financial results for the fourth quarter and fiscal year ended March 31, 2010.
N. Robert Hammer, CommVault’s chairman, president and CEO stated, “Our solid results in the fourth quarter were highlighted by strong revenue growth, improved operating margins and significant increases in both earnings and operating cash flows. Our 31% growth in total revenues in the fourth quarter compared to the prior year was driven by a record number of enterprise software deals. Our solid finish to fiscal 2010 demonstrates the strength of our sales and services organizations as well as the increasing strategic relevance of our Simpana data and information management software platform. We believe that we are entering fiscal 2011 with excellent momentum driven by improving market conditions, stronger distribution capabilities and a best in class software platform. We are well positioned for continued market share gains and consistent revenue growth.”
Total revenues for the fourth quarter of fiscal 2010 were $73.4 million, an increase of 31% over the fourth quarter of fiscal 2009 and an increase of 4% over the prior quarter. Software revenue in the fourth quarter of fiscal 2010 was $36.7 million, an increase of 33% year-over-year and up 4% sequentially. Services revenue in the fourth quarter of fiscal 2010 was $36.8 million, up 28% year-over-year and 4% sequentially.

Total revenues for the full fiscal year were $271.0 million, an increase of 16% over fiscal 2009. Software revenue for the full fiscal year was $134.5 million, an increase of 11% over fiscal 2009. Services revenue for the full fiscal year was $136.5 million, an increase of 21% over fiscal 2009.
Income from operations (EBIT) was $10.1 million for the fourth quarter, a 373% increase from $2.1 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 158% to $13.9 million in the fourth quarter of fiscal 2010 compared to $5.4 million in the fourth quarter of the prior year. On a sequential basis, Non-GAAP income from operations (EBIT) increased 9% in the fourth quarter of fiscal 2010.
Income from operations (EBIT) for the full fiscal year was $31.8 million, an increase of 55% over fiscal 2009. Non-GAAP income from operations (EBIT) increased 47% to $47.3 million in fiscal 2010 compared to $32.1 million in fiscal 2009.
For the fourth quarter of fiscal 2010, CommVault reported net income of $5.8 million, an increase of $5.6 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 151% to $9.5 million, or $0.21 per diluted share, from $3.8 million, or $0.09 per diluted share, in the same period of the prior year.
For the full fiscal year, CommVault reported net income of $18.4 million, an increase of $6.1 million compared to fiscal 2009. Non-GAAP net income for the full fiscal year increased 38% to $32.3 million, or $0.72 per diluted share, from $23.5 million, or $0.53 per diluted share, in fiscal 2009.
Operating cash flow totaled $22.2 million for the fourth quarter of fiscal 2010 compared to $6.5 million in the fourth quarter of fiscal 2009. Operating cash flow totaled $57.2 million for the full fiscal year compared to $43.1 million in fiscal 2009. Total cash and short-term investments were $174.6 million as of March 31, 2010 compared to $105.2 million as of March 31, 2009.

As of May 10, 2010, CommVault has repurchased $46.4 million of common stock (3.2 million shares) out of the $80.0 million in total that is authorized under its share repurchase program. As a result, CommVault may repurchase the remaining $33.6 million of its common stock under the repurchase program, which is currently set to expire on March 31, 2011.
Certain executive officers, Directors and employees of CommVault currently hold approximately 800,000 in-the-money stock options that will expire in the next 12 months. CommVault expects that all of these stock options will be exercised prior to their expiration.
A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Recent Business Highlights:
•	On April 5, 2010, CommVault announced that its Simpana® software now supports Microsoft Exchange Server 2010 to ease migrations to this latest Exchange release while enabling customers to easily protect, manage, archive and recover mission-critical data stored in Exchange email repositories.

•	On March 24, 2010, CommVault announced SnapProtect Integration with EqualLogic to simplify and automate data management for Dell PowerVault DL2100. This latest Simpana software enhancement provides application aware Snapshot Management and enables Dell PowerVault users to leverage secure, cost-effective tier of cloud storage.
Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.
These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.
Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the related additional FICA expense are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the related additional FICA expense incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.
CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.
Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the related additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 32% in fiscal 2010 and 30% in fiscal 2009.
CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate over the past four fiscal years was 43% for fiscal 2010, 44% for fiscal 2009, 23% for fiscal 2008 and (241%) for fiscal 2007. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate for the past three fiscal years. The cash tax rate over the past three fiscal years was 10% for fiscal 2010 and 13% for both fiscal 2009 and fiscal 2008. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate for the next few years. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault measured itself to a non-GAAP tax rate of 30% in fiscal 2009, 32% in fiscal 2010 and will measure itself to a non-GAAP tax rate of 34% in fiscal 2011. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the gradual increase in the cash tax rate as it approaches the GAAP tax rate. CommVault currently expects that it will achieve long-term terminal GAAP and cash tax rates in the mid thirty percent range over the next few years. As a result, CommVault will gradually increase its non-GAAP tax rate as it approaches its anticipated long-term GAAP and cash tax rates. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.
CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.
Conference Call Information
CommVault will host a conference call today, May 11, 2010, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 866-270-6057 (domestic) or 617-213-8891 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under “Investor Events” located under the “Investor Relations” section of the website. An archived webcast of this conference call will also be available following the call.
About CommVault
A singular vision — a belief in a better way to address current and future data and information management needs — guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software modules were designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Backup, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.

Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.
CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, Farline, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, SnapProtect, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I
CommVault Systems, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2010	2009	2010	2009
Revenues:
Software	$36,656	$27,480	$134,500	$121,685
Services	36,782	28,657	136,525	112,834

Total revenues	73,438	56,137	271,025	234,519

Cost of revenues:
Software	704	600	3,017	2,469
Services	8,519	6,862	32,628	28,177

Total cost of revenues	9,223	7,462	35,645	30,646

Gross margin	64,215	48,675	235,380	203,873

Operating expenses:
Sales and marketing	36,557	31,401	136,773	122,957
Research and development	8,809	7,778	33,421	30,669
General and administrative	7,863	6,489	29,823	26,159
Depreciation and amortization	854	866	3,514	3,582

Income from operations	10,132	2,141	31,849	20,506

Interest expense	(28)	(118)	(106)	(175)
Interest income	91	120	384	1,639

Income before income taxes	10,195	2,143	32,127	21,970
Income tax expense	(4,383)	(1,904)	(13,722)	(9,642)

Net income	$5,812	$239	$18,405	$12,328

Net income per common share:
Basic	$0.14	$0.01	$0.44	$0.29

Diluted	$0.13	$0.01	$0.41	$0.28

Weighted average common shares outstanding:
Basic	42,753	41,506	42,133	41,983

Diluted	45,923	43,405	45,022	44,013

Table II
CommVault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$169,518	$105,205
Short-term investments	5,043	—
Trade accounts receivable, net	58,049	44,020
Prepaid expenses and other current assets	4,612	3,782
Deferred tax assets	16,693	13,144

Total current assets	253,915	166,151

Deferred tax assets	24,485	33,463
Property and equipment, net	6,356	6,282
Other assets	1,259	1,091

Total assets	$286,015	$206,987

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,891	$1,798
Accrued liabilities	25,727	18,407
Deferred revenue	83,112	61,356

Total current liabilities	110,730	81,561

Deferred revenue, less current portion	9,140	7,760
Other liabilities	7,845	6,377

Total stockholders’ equity	158,300	111,289

Total liabilities and stockholders’ equity	$286,015	$206,987

Table III
CommVault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	March 31,
	2010	2009

Cash flows from operating activities
Net income	$18,405	$12,328
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,630	3,691
Noncash stock-based compensation	14,912	11,299
Excess tax benefits from stock-based compensation	(3,395)	(469)
Deferred income taxes	4,044	3,883

Changes in operating assets and liabilities:
Accounts receivable	(11,801)	(3,890)
Prepaid expenses and other current assets	(786)	(498)
Other assets	(97)	(473)
Accounts payable	27	(264)
Accrued liabilities	11,184	1,924
Deferred revenue	19,967	15,154
Other liabilities	1,157	424

Net cash provided by operating activities	57,247	43,109

Cash flows from investing activities
Purchase of short term investments	(5,293)	—
Proceeds from maturity of short-term investments	250	—
Purchase of property and equipment	(3,370)	(4,539)

Net cash used in investing activities	(8,413)	(4,539)

Cash flows from financing activities
Repurchase of common stock	—	(25,229)
Debt issuance costs	—	(104)
Proceeds from the exercise of stock options	10,284	2,726
Excess tax benefits from stock-based compensation	3,395	469

Net cash provided by (used in) financing activities	13,679	(22,138)

Effects of exchange rate — changes in cash	1,800	(2,888)

Net increase in cash and cash equivalents	64,313	13,544
Cash and cash equivalents at beginning of period	105,205	91,661

Cash and cash equivalents at end of period	$169,518	$105,205

Table IV
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2010	2009	2010	2009
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$10,132	$2,141	$31,849	$20,506
Noncash stock-based compensation (1)	3,506	3,164	14,912	11,299
FICA expense on stock option exercises and vesting on restricted stock awards (2)	229	77	522	260

Non-GAAP income from operations	$13,867	$5,382	$47,283	$32,065

GAAP net income	$5,812	$239	$18,405	$12,328
Noncash stock-based compensation (1)	3,506	3,164	14,912	11,299
FICA expense on stock option exercises and vesting on restricted stock awards (2)	229	77	522	260
Non-GAAP provision for income taxes adjustment (3)	(75)	290	(1,498)	(416)

Non-GAAP net income	$9,472	$3,770	$32,341	$23,471

Diluted weighted average shares outstanding	45,923	43,405	45,022	44,013

Non-GAAP diluted net income per share	$0.21	$0.09	$0.72	$0.53

Footnotes — Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended March 31,		Year Ended March 31,
	2010	2009	2010	2009
Cost of services revenue	$113	$108	$463	$303
Sales and marketing	1,657	1,547	6,827	5,317
Research and development	265	375	2,030	1,605
General and administrative	1,471	1,134	5,592	4,074

Stock-based compensation expense	$3,506	$3,164	$14,912	$11,299

(2)	Represents additional FICA expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 32% in fiscal 2010 and 30% in fiscal 2009.